Exhibit: 99.1

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces Third Quarter 2023 Results and Declares Dividend

CAMBRIDGE, MA. (October 17, 2023) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent company of Cambridge Trust Company (the “Bank”), today announced unaudited net income of $6.5 million for the three months ended September 30, 2023, a decrease of $571,000, or 8.0%, as compared to net income of $7.1 million for the three months ended June 30, 2023. Diluted earnings per share were $0.83 for the three months ended September 30, 2023, representing an 8.8% decrease as compared to $0.91 for the three months ended June 30, 2023.

For the nine months ended September 30, 2023, unaudited net income was $26.1 million, representing a decrease of $15.5 million, or 37.3%, as compared to net income of $41.6 million for the nine months ended September 30, 2022. Diluted earnings per share were $3.32 for the nine months ended September 30, 2023, representing a 43.7% decrease as compared to diluted earnings per share of $5.90 for the nine months ended September 30, 2022.

Operating net income, which excludes non-operating items, namely merger related charges and as detailed in the accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP reconciliations within this release, was $9.1 million for the three months ended September 30, 2023, a decrease of $575,000, or 6.0%, as compared to operating net income of $9.6 million for the three months ended June 30, 2023. Operating diluted earnings per share were $1.15 for the three months ended September 30, 2023, representing a decrease of $0.08, or 6.5%, as compared to operating diluted earnings per share of $1.23 for the three months ended June 30, 2023.

Operating net income was $31.4 million for the nine months ended September 30, 2023, a decrease of $10.1 million, or 24.3%, as compared to operating net income of $41.5 million for the nine months ended September 30, 2022. Operating diluted earnings per share were $4.00 for the nine months ended September 30, 2023, representing a decrease of $1.89, or 32.1%, as compared to operating diluted earnings per share of $5.89 for the nine months ended September 30, 2022.

Merger with Eastern Bankshares, Inc.

On September 19, 2023, the Company and Eastern Bankshares, Inc. (“Eastern”) announced that they have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will merge with and into Eastern in an all-stock transaction (the “Eastern merger”) that is anticipated to close during the first quarter of 2024. The Eastern merger is subject to regulatory approval, approval by the Company’s and Eastern’s shareholders, and the completion of other customary closing conditions. Under the terms of the Merger Agreement, each share of the Company’s common stock will be exchanged for 4.956 shares of Eastern common stock and Denis K. Sheahan will assume the role of Chief Executive Officer of Eastern Bank.

“We are pleased to announce our plans to merge with Eastern Bank given our shared focus on delivering exceptional service to clients and the opportunity this combination brings for the employees and shareholders of both companies,” said Mr. Sheahan.

Third Quarter 2023 Highlights:

•
Financial performance ratios for the three months ended September 30, 2023 were as follows:
o
Return on Average Assets (“ROA”) of 0.48% and Operating ROA of 0.66%.
o
Return on Average Equity of 4.93% and Operating Return on Tangible Common Shareholders’ Equity (“ROTCE”) of 7.88%.
•
Deposits, excluding wholesale funds, remained flat and totaled $4.08 billion at September 30, 2023 as compared to $4.09 billion at June 30, 2023.
•
Asset quality at September 30, 2023 remained excellent with ratios of non-performing loans to total loans and non-performing assets to total assets at 0.19% and 0.14%, respectively.
•
The common equity to assets ratio increased to 9.65% at September 30, 2023 from 9.60% at June 30, 2023. The tangible common equity to tangible assets ratio increased to 8.45% at September 30, 2023 from 8.41% at June 30, 2023.
•
Available sources of liquidity at September 30, 2023 totaled approximately $2.6 billion. This is approximately two times the amount of uninsured deposits at September 30, 2023.

Balance Sheet

Total assets decreased by $37.6 million, or 0.7%, from $5.49 billion at June 30, 2023 to $5.45 billion at September 30, 2023.

Total loans were flat and totaled $4.03 billion for both June 30, 2023 and September 30, 2023.

•
Residential real estate loans increased by $10.3 million, from $1.62 billion at June 30, 2023 to $1.63 billion at September 30, 2023.
•
Commercial real estate loans increased by $6.3 million, to $1.92 billion at September 30, 2023.
•
Home equity loans decreased by $2.6 million, from $96.0 million at June 30, 2023 to $93.4 million at September 30, 2023.
•
Commercial and industrial loans decreased by $11.6 million, or 3.2%, from $367.4 million at June 30, 2023 to $355.8 million at September 30, 2023, primarily due to paydowns within the asset-backed loan portfolio, partially offset by growth in the Innovation Banking loan portfolio.

The Company’s total investment securities portfolio decreased by $34.9 million, or 3.0%, from $1.15 billion at June 30, 2023 to $1.12 billion at September 30, 2023, primarily due to paydowns during the period.

Total deposits, inclusive of wholesale deposits, increased by $123.3 million, or 2.8%, to $4.57 billion at September 30, 2023, as compared to $4.44 billion at June 30, 2023, primarily due to higher wholesale deposit balances combined with higher certificates of deposit and higher money market balances. At September 30, 2023, excluding wholesale deposits, total deposits stood at $4.08 billion and remained flat as compared to June 30, 2023.

•
Certificates of deposit totaled $828.4 million at September 30, 2023, representing an increase of $191.0 million, or 30.0%, from $637.3 million at June 30, 2023, primarily driven by higher wholesale deposit balances. Total wholesale certificates of deposit, which are included within certificates of deposit, were $483.3 million and $356.3 million at September 30, 2023 and June 30, 2023, respectively.
•
The cost of total deposits was 2.09% for the three months ended September 30, 2023, as compared to 1.78% for the three months ended June 30, 2023. The cost of total deposits excluding wholesale deposits was 1.74% for the three months ended September 30, 2023, as compared to 1.52% for the three months ended June 30, 2023. At September 30, 2023, the spot cost of non-wholesale deposits was 1.82%, as compared to 1.66% at June 30, 2023.

Borrowings totaled $233.9 million at September 30, 2023, representing a $175.0 million decrease from $408.9 million at June 30, 2023, as the Company utilized lower cost funding sources during the quarter.

Net Interest and Dividend Income

Net interest and dividend income, before the provision for credit losses, decreased by $1.1 million, or 3.7%, to $28.6 million for the three months ended September 30, 2023, from $29.8 million for the three months ended June 30, 2023. This was primarily due to higher cost of funds, partially offset by an increase in higher yields on earning assets.

The Company’s net interest margin on a fully taxable equivalent basis decreased by eight basis points to 2.18% for the three months ended September 30, 2023, as compared to 2.26% for the three months ended June 30, 2023, as a result of higher funding costs.

Net interest and dividend income, before the provision for credit losses, decreased by $9.7 million, or 9.5%, to $92.7 million for the nine months ended September 30, 2023, from $102.3 million for the nine months ended September 30, 2022. This was primarily due to higher cost of funds, partially offset by an increase in average earning assets and higher yields on earning assets.

The Company’s net interest margin on a fully taxable equivalent basis decreased by 49 basis points to 2.36% for the nine months ended September 30, 2023, as compared to 2.85% for the nine months ended September 30, 2022.

In order to provide greater disclosure of the impact of loan related merger accounting, a reconciliation of the Company’s net interest margin, on a fully taxable equivalent basis, to an adjusted net interest margin, on a fully taxable equivalent basis, is shown below. Excluding the impact of merger related loan accretion, the adjusted net interest margin, on a fully taxable equivalent basis, for the three months ended September 30, 2023, was 2.13%, representing an eight basis point decrease from the adjusted net interest margin, on a fully taxable equivalent basis, of 2.21% for the three months ended June 30, 2023.

	Three Months Ended
	September 30, 2023
	Average Balance	Interest Income/ Expenses	Rate Earned/ Paid
	(dollars in thousands)
Total interest-earning assets (GAAP)	$5,219,071
Net interest income on a fully taxable equivalent basis (GAAP)		$28,642
Net interest margin on a fully taxable equivalent basis (GAAP)			2.18%
Less: Accretion of loan fair value adjustments (GAAP)		(649)	-0.05%
Adjusted net interest margin on a fully taxable equivalent basis (non-GAAP)	$5,219,071	$27,993	2.13%

Excluding the impact of merger related loan accretion, the adjusted net interest margin, on a fully taxable equivalent basis, for the nine months ended September 30, 2023, was 2.31%, representing a 49 basis point decrease from the adjusted net interest margin, on a fully taxable equivalent basis, of 2.80% for the nine months ended September 30, 2022.

	Nine Months Ended
	September 30, 2023
	Average Balance	Interest Income/ Expenses	Rate Earned/ Paid
	(dollars in thousands)
Total interest-earning assets (GAAP)	$5,264,539
Net interest income on a fully taxable equivalent basis (GAAP)		$92,749
Net interest margin on a fully taxable equivalent basis (GAAP)			2.36%
Less: Accretion of loan fair value adjustments (GAAP)		(1,961)	-0.05%
Adjusted net interest margin on a fully taxable equivalent basis (non-GAAP)	$5,264,539	$90,788	2.31%

Provision for (Release of) Credit Losses

During the three months ended September 30, 2023, the Company recorded a provision for credit losses of $195,000, as compared to a provision for credit losses of $80,000 for the three months ended June 30, 2023.

For the nine months ended September 30, 2023, the Company recorded a provision for credit losses of $335,000, as compared to a $200,000 provision for credit losses for the nine months ended September 30, 2022.

Noninterest Income

Total noninterest income increased by $520,000, or 5.2%, to $10.5 million for the three months ended September 30, 2023, as compared to $10.0 million for the three months ended June 30, 2023. This change was primarily the result of higher wealth management revenue and higher loan related derivative income. Noninterest income was 26.9% of total revenue for the three months ended September 30, 2023.

•
Wealth management revenue increased by $437,000, or 5.4%, to $8.5 million for the three months ended September 30, 2023, as compared to $8.1 million for the three months ended June 30, 2023, primarily due to the seasonal impact of $413,000 in tax preparation fees recognized for the quarter. Wealth Management Assets under Management and Administration were $4.27 billion at September 30, 2023, a decrease of $90.9 million, or 2.1%, from $4.36 billion at June 30, 2023, primarily due to decline in the equity and bond markets, partially offset by net client asset inflows.
•
Loan related derivative income increased by $65,000, to $58,000 for the three months ended September 30, 2023, as compared to a loss of $7,000 for the three months ended June 30, 2023, primarily as a result of higher volume of loan related derivative transactions.

Total noninterest income decreased by $1.7 million, or 5.0%, to $31.3 million for the nine months ended September 30, 2023, as compared to $32.9 million for the nine months ended September 30, 2022. This change was primarily the result of lower bank owned life insurance (“BOLI”) income, lower wealth management revenue, and lower other income, partially offset by higher deposit account fees. Noninterest income was 25.2% of total revenue for the nine months ended September 30, 2023.

•
BOLI income decreased by $1.1 million, or 65.6%, to $576,000 for the nine months ended September 30, 2023, as compared to $1.7 million for the nine months ended September 30, 2022, primarily due to a gain related to a death benefit claim and a policy surrender that occurred during the nine months ended September 30, 2022, while no such benefit claims or policy surrenders occurred during the nine months ended September 30, 2023.

•
Wealth management revenue decreased by $409,000, or 1.6%, to $24.5 million for the nine months ended September 30, 2023, as compared to $24.9 million for the nine months ended September 30, 2022, primarily due to the effect of lower wealth management assets in the first half of 2023 as compared to the comparative period in 2022. Wealth Management Assets under Management and Administration were $4.3 billion at September 30, 2023, an increase of $208.6 million, or 5.1%, from $4.1 billion at December 31, 2022, primarily due to positive returns in the equity markets.
•
Other income decreased by $448,000, or 18.8%, to $1.9 million for the nine months ended September 30, 2023, as compared to $2.4 million for the nine months ended September 30, 2022, primarily due to lower income associated with success fees of Innovation Banking loans recognized during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022.
•
Deposit account fees increased by $520,000, or 25.0%, to $2.6 million for the nine months ended September 30, 2023, as compared to $2.1 million for the nine months ended September 30, 2022, primarily due to increased fee revenue from commercial deposit sweep products as a result of higher interest rates.

Noninterest Expense

Total noninterest expense decreased by $696,000, or 2.3%, to $29.6 million for the three months ended September 30, 2023, as compared to $30.3 million for the three months ended June 30, 2023. During the three months ended September 30, 2023, there was a decrease in non-operating expenses, partially offset by an increase in salary and benefits expense, as compared to the three months ended June 30, 2023.

•
Non-operating expense decreased by $924,000, to $2.6 million for the three months ended September 30, 2023, from $3.5 million for the three months ended June 30, 2023. The Company recorded $2.6 million of merger related expenses associated with the Eastern merger during the three months ended September 30, 2023. The Company recorded $3.5 million for the Northmark Bank (“Northmark”) merger (“Northmark merger”) related expenses associated with the systems conversion that occurred during the second quarter of 2023.
•
Salary and employee benefits expense increased by $288,000, or 1.7%, to $17.3 million for the three months ended September 30, 2023, from $17.0 million for the three months ended June 30, 2023, primarily due to higher variable based compensation expense for the period.

Total noninterest expense increased by $9.8 million, or 12.5%, to $88.3 million for the nine months ended September 30, 2023, as compared to $78.5 million for the nine months ended September 30, 2022, primarily driven by an increase in non-operating expenses, salary and benefits expense, FDIC insurance expense, and marketing expenses as compared to the nine months ended September 30, 2022.

•
Non-operating expense increased by $6.1 million to $6.5 million for the nine months ended September 30, 2023, from $396,000 for the nine months ended September 30, 2022, primarily due to merger expenses associated with the Eastern and Northmark mergers.
•
Salary and employee benefits expense increased by $1.0 million, or 1.9%, to $52.7 million for the nine months ended September 30, 2023, from $51.8 million for the nine months ended September 30, 2022, primarily due to higher overall staffing levels associated with the Northmark merger, normal merit increases, and increases in employee benefit costs, partially offset by savings from a reduction in head count during the year.
•
Marketing expense increased by $446,000, or 38.0%, to $1.6 million for the nine months ended September 30, 2023, from $1.2 million for the nine months ended September 30, 2022, primarily due to increased deposit campaigns during the period.

Asset Quality

Non-performing loans totaled $7.8 million, or 0.19% of total loans outstanding at September 30, 2023, consistent with the level seen at June 30, 2023. The allowance for credit losses was $38.2 million, or 0.95% of total loans outstanding at September 30, 2023, as compared to $38.1 million, or 0.95% of total loans outstanding at June 30, 2023.

The Company recorded net loan charge-offs of $74,000, or 0.01% of total loans (annualized), for the three months ended September 30, 2023, as compared to net loan charge-offs of $12,000, or 0.00% of total loans (annualized), for the three months ended June 30, 2023.

The Company recorded net loan charge-offs of $80,000, or 0.00% of total loans (annualized), for the nine months ended September 30, 2023, as compared to net loan recoveries of $37,000, or 0.00% of total loans (annualized), for the nine months ended September 30, 2022.

The following table shows additional and historical information regarding non-performing assets and early-stage delinquency (30-89 days delinquent):

	Non-performing Assets
	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
	(dollars in thousands)
Non-performing assets	$7,778	$7,199	$6,542	$6,383
Non-performing loans/total loans	0.19%	0.18%	0.16%	0.18%
Non-performing assets/total assets	0.14%	0.13%	0.12%	0.12%
	Additional Asset Quality Indicators
	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022

Delinquent loans 30-89 days past due/total loans	0.58%	0.51%	0.36%	0.38%
Quarterly net recoveries (charge-offs)/total loans (annualized)	(0.01)%	(0.00)%	0.00%	0.00%
Year to date net recoveries (charge-offs)/total loans	0.00%	0.00%	0.00%	0.00%
Allowance for credit losses/nonperforming loans	491.05%	528.86%	577.41%	544.38%
Allowance for credit losses/total loans	0.95%	0.95%	0.93%	0.96%

Income Taxes

The Company’s effective tax rate was 30.0% for the three months ended September 30, 2023, representing an increase of 25.0%, as compared to an effective tax rate of 24.0% for the three months ended June 30, 2023, primarily due to the impact of non-deductible merger related expenses recorded during the period. For the nine months ended September 30, 2023, the Company’s effective tax rate was 26.1%, as compared to 26.5% for the nine months ended September 30, 2022.

Dividend and Capital

On October 16, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.67 per share, which is payable on November 16, 2023, to shareholders of record as of the close of business on November 2, 2023. The Company did not repurchase any shares under its previously announced share repurchase program during the three and nine months ended September 30, 2023.

The Company’s common equity to assets ratio increased to 9.65% at September 30, 2023, from 9.60% at June 30, 2023. The ratio of tangible common equity to tangible assets increased to 8.45% at September 30, 2023 from 8.41% at June 30, 2023.

Book value per share at September 30, 2023 decreased to $67.04 from $67.17 at June 30, 2023. Tangible book value per share at September 30, 2023 decreased to $57.96 from $58.05 at June 30, 2023.

Supplemental Earnings Release Information:

For additional details on the Company’s loan portfolio, Click here to download

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 133-year-old Massachusetts chartered commercial bank with approximately $5.45 billion in assets at September 30, 2023, and a total of 22 Massachusetts and New Hampshire locations. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $4.3 billion in client assets under management and administration at September 30, 2023. The Wealth Management group maintains offices in Boston and Wellesley, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, which is posted in the investor relations section of the Company’s website at http://ir.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the failure to complete the proposed merger of the Company and the Bank with Eastern, imposition of adverse regulatory conditions in connection with regulatory approval of the Eastern merger, disruption to the parties’ businesses as a result of the announcement and pendency of the Eastern merger, the inability to realize expected cost savings or to implement integration plans and other adverse consequences associated with the Eastern merger; the businesses of Cambridge Bancorp and Northmark may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the Northmark merger may not be fully realized or may take longer to realize than expected; operating costs, customer loss and business disruption following the Northmark merger, including adverse effects on relationships with employees, may be greater than expected; changes to interest rates; the ability to control costs and expenses; the current global economic uncertainty and economic conditions being less favorable than expected; disruptions to the credit and financial markets; changes in the Company’s accounting policies or in accounting standards; weakness in the real estate market; legislative, regulatory, or accounting changes that adversely affect the Company’s business and/or competitive position; the Dodd-Frank Act’s consumer protection regulations; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on consumer confidence and global and regional economies and economic activity; a prolonged resurgence in the severity of the COVID-19 pandemic due to variants and mutations of the virus; disruptions in the Company’s ability to access the capital markets; effects of changes in amounts of deposits on the Company’s funding costs and net interest margin; changes in non-performing assets; future provisions for credit losses; and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year end December 31, 2022, which the Company filed on March 16, 2023. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with GAAP. This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio, operating return on average assets, operating return on tangible common equity, and operating efficiency ratio.

Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with an analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), return on average assets and return on tangible common equity on an operating basis, and the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for non-operating expenses and total revenue adjusted for gain/(loss) on disposition of investment securities). The Company has included information on these non-GAAP financial measures because the Company believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in accordance with generally accepted accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-operating and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.”

CONTACT:

Cambridge Bancorp

Joseph P. Sapienza

Interim Chief Financial Officer

617-520-5520

CAMBRIDGE BANCORP AND SUBSIDIARIES

QUARTERLY UNAUDITED RESULTS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	(dollars in thousands, except per share data)
Interest and Dividend Income	$55,698	$54,144	$40,272	$161,584	$110,449
Interest Expense	27,051	24,383	3,994	68,928	8,121
Net Interest and Dividend Income	28,647	29,761	36,278	92,656	102,328
Provision for (Release of) Credit Losses	195	80	612	335	200
Noninterest Income	10,549	10,029	10,443	31,293	32,946
Noninterest Expense	29,649	30,345	26,341	88,322	78,513
Income Before Income Taxes	9,352	9,365	19,768	35,292	56,561
Income Tax Expense	2,808	2,250	5,152	9,217	14,971
Net Income	$6,544	$7,115	$14,616	$26,075	$41,590

Operating Net Income*	$9,055	$9,630	$14,728	$31,407	$41,464

Data Per Common Share:
Basic Earnings Per Share	$0.83	$0.91	$2.09	$3.33	$5.94
Diluted Earnings Per Share	0.83	0.91	2.07	3.32	5.90
Operating Diluted Earnings Per Share*	1.15	1.23	2.09	4.00	5.89
Dividends Declared Per Share	0.67	0.67	0.64	2.01	1.92

Average Common Shares Outstanding:
Basic	7,840,197	7,837,708	6,971,583	7,825,195	6,961,833
Diluted	7,862,584	7,854,955	7,018,832	7,848,061	7,010,197

Selected Performance Ratios:
Net Interest Margin, FTE	2.18%	2.26%	2.95%	2.36%	2.85%
Adjusted Net Interest Margin, FTE	2.13%	2.21%	2.93%	2.31%	2.80%
Cost of Funds	2.06%	1.86%	0.32%	1.75%	0.23%
Cost of Interest-Bearing Liabilities	2.87%	2.62%	0.51%	2.50%	0.35%
Cost of Deposits	2.09%	1.78%	0.26%	1.74%	0.20%
Cost of Deposits excluding Wholesale Deposits	1.74%	1.52%	0.24%	1.42%	0.19%
Return on Average Assets	0.48%	0.52%	1.14%	0.63%	1.11%
Return on Average Equity	4.93%	5.43%	13.02%	6.65%	12.65%
Efficiency Ratio*	75.64%	76.26%	56.38%	71.26%	58.04%
Operating Return on Average Assets*	0.66%	0.70%	1.15%	0.76%	1.10%
Operating Return on Tangible Common Equity*	7.88%	8.51%	14.94%	9.28%	14.39%
Operating Efficiency Ratio*	69.09%	67.49%	56.06%	66.03%	58.25%

	September 30,	June 30,	December 31,	September 30,
	2023	2023	2022	2022
	(dollars in thousands, except per share data)
Total Assets	$5,452,030	$5,489,622	$5,559,737	$5,143,359
Total Loans	$4,027,967	$4,025,226	4,062,856	$3,628,608
Total Deposits	$4,565,926	$4,442,590	4,815,376	$4,281,422
Allowance for Credit Losses	$38,194	$38,073	37,774	$34,748
Allowance to Total Loans	0.95%	0.95%	0.93%	0.96%
Non-Performing Loans	$7,778	$7,199	$6,542	$6,383
Non-Performing Loans/Total Loans	0.19%	0.18%	0.16%	0.18%
QTD Net Recoveries (Charge-offs) to Total Loans (annualized)	(0.01%)	0.00%	0.00%	0.00%
Tangible Common Equity Ratio*	8.45%	8.41%	8.12%	7.70%
Book Value Per Share	$67.04	$67.17	$66.38	$63.69
Tangible Book Value Per Share*	$57.96	$58.05	$57.15	$55.95
Wealth Management AUM	$4,010,956	$4,099,169	3,875,747	$3,663,034
Wealth Management AUM & AUA	$4,268,394	$4,359,335	4,059,819	$3,837,035
* See GAAP to Non-GAAP Reconciliations			.

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	June 30, 2023	December 31, 2022
	(dollars in thousands, except share information)
Assets
Cash and cash equivalents	$25,353	$33,398	$30,719
Investment securities
Available for sale, at fair value (amortized cost $167,903, $172,568, and $182,027, respectively)	136,253	144,306	153,416
Held to maturity, at amortized cost (fair value $784,636, $839,025, and $885,586, respectively)	980,591	1,007,471	1,051,997
Total investment securities	1,116,844	1,151,777	1,205,413

Loans held for sale, at lower of cost or fair value	614	—	—
Loans
Residential mortgage	1,627,460	1,617,194	1,648,838
Commercial mortgage	1,922,455	1,916,159	1,914,423
Home equity	93,364	95,975	111,351
Commercial and industrial	355,796	367,403	350,650
Consumer	28,892	28,495	37,594
Total loans	4,027,967	4,025,226	4,062,856
Less: allowance for credit losses on loans	(38,194)	(38,073)	(37,774)
Net loans	3,989,773	3,987,153	4,025,082
Federal Home Loan Bank of Boston Stock, at cost	12,321	20,247	6,264
Bank owned life insurance	35,063	34,866	34,484
Banking premises and equipment, net	22,297	22,654	23,297
Right-of-use asset operating leases	22,095	23,111	25,098
Deferred income taxes, net	16,495	15,841	17,990
Accrued interest receivable	15,255	14,573	14,118
Goodwill	64,539	64,539	64,539
Merger-related intangibles, net	6,773	6,996	7,443
Other assets	124,608	114,467	105,290
Total assets	$5,452,030	$5,489,622	$5,559,737
Liabilities
Deposits
Demand	$1,036,849	$1,059,563	$1,366,395
Interest-bearing checking	1,134,270	1,171,164	908,961
Money market	1,005,820	981,304	1,162,773
Savings	560,597	593,210	790,628
Certificates of deposit	828,390	637,349	586,619
Total deposits	4,565,926	4,442,590	4,815,376
Borrowings	233,905	408,926	105,212
Operating lease liabilities	24,196	25,376	27,413
Other liabilities	101,972	85,726	94,184
Total liabilities	4,925,999	4,962,618	5,042,185
Shareholders’ Equity
Common stock, par value $1.00; Authorized: 10,000,000 shares; Outstanding: 7,846,041 shares, 7,845,868 shares, and 7,796,440 shares, respectively	7,846	7,846	7,796
Additional paid-in capital	294,025	293,500	293,186
Retained earnings	247,714	246,428	237,369
Accumulated other comprehensive loss	(23,554)	(20,770)	(20,799)
Total shareholders’ equity	526,031	527,004	517,552
Total liabilities and shareholders’ equity	$5,452,030	$5,489,622	$5,559,737

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	(dollars in thousands, except per share amounts)
Interest and dividend income
Interest on taxable loans	$49,535	$47,731	$34,056	$142,599	$92,695
Interest on tax-exempt loans	398	382	367	1,156	1,071
Interest on taxable investment securities	4,837	4,957	5,101	14,844	14,501
Interest on tax-exempt investment securities	541	570	601	1,696	1,882
Dividends on FHLB of Boston stock	254	340	106	666	163
Interest on overnight investments	133	164	41	623	137
Total interest and dividend income	55,698	54,144	40,272	161,584	110,449
Interest expense
Interest on deposits	24,164	20,040	2,846	60,148	6,586
Interest on borrowed funds	2,887	4,343	1,148	8,780	1,535
Total interest expense	27,051	24,383	3,994	68,928	8,121
Net interest and dividend income	28,647	29,761	36,278	92,656	102,328
Provision for (Release of) credit losses	195	80	612	335	200
Net interest and dividend income after provision for (release of) credit losses	28,452	29,681	35,666	92,321	102,128
Noninterest income
Wealth management revenue	8,513	8,076	8,239	24,526	24,935
Deposit account fees	852	878	841	2,599	2,079
ATM/Debit card income	403	414	413	1,328	1,219
Bank owned life insurance income	197	192	144	576	1,674
Gain on loans sold, net	27	—	—	40	98
Loan related derivative income (loss)	58	(7)	213	285	554
Other income	499	476	593	1,939	2,387
Total noninterest income	10,549	10,029	10,443	31,293	32,946
Noninterest expense
Salaries and employee benefits	17,272	16,984	17,341	52,744	51,780
Occupancy and equipment	3,602	3,571	3,511	10,920	10,666
Data processing	2,485	2,602	2,592	7,728	7,838
Professional services	1,089	863	749	3,075	2,883
Marketing	535	658	731	1,619	1,173
FDIC insurance	770	768	453	1,917	1,380
Non-operating expenses	2,567	3,491	150	6,482	396
Other expenses	1,329	1,408	814	3,837	2,397
Total noninterest expense	29,649	30,345	26,341	88,322	78,513
Income before income taxes	9,352	9,365	19,768	35,292	56,561
Income tax expense	2,808	2,250	5,152	9,217	14,971
Net income	$6,544	$7,115	$14,616	$26,075	$41,590
Share data:
Weighted average shares outstanding, basic	7,840,197	7,837,708	6,971,583	7,825,195	6,961,833
Weighted average shares outstanding, diluted	7,862,584	7,854,955	7,018,832	7,848,061	7,010,197
Basic earnings per share	$0.83	$0.91	$2.09	$3.33	$5.94
Diluted earnings per share	$0.83	$0.91	$2.07	$3.32	$5.90

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,967,048	$49,535	4.95%	$3,978,078	$47,731	4.81%	$3,537,808	$34,056	3.82%
Tax-exempt	53,012	503	3.76	51,359	484	3.78	48,235	464	3.82
Securities available for sale (3)
Taxable	170,451	682	1.59	175,361	693	1.59	191,050	677	1.41
Securities held to maturity
Taxable	907,447	4,155	1.82	927,768	4,264	1.84	994,790	4,424	1.76
Tax-exempt	87,961	685	3.09	93,420	721	3.10	97,618	760	3.09
Cash and cash equivalents	33,152	133	1.59	37,391	164	1.76	25,095	41	0.65
Total interest-earning assets (4)	5,219,071	55,693	4.23%	5,263,377	54,057	4.12%	4,894,596	40,422	3.28%
Non-interest-earning assets	279,306			270,384			237,087
Allowance for credit losses	(38,044)			(38,099)			(34,517)
Total assets	$5,460,333			$5,495,662			$5,097,166
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$1,166,179	$5,694	1.94%	$1,150,334	$4,985	1.74%	$701,729	$141	0.08%
Savings accounts	584,638	1,532	1.04	624,749	1,469	0.94	887,404	385	0.17
Money market accounts	986,619	8,088	3.25	970,828	7,292	3.01	1,184,081	2,003	0.67
Certificates of deposit	771,237	8,850	4.55	633,722	6,294	3.98	157,622	317	0.80
Total interest-bearing deposits	3,508,673	24,164	2.73	3,379,633	20,040	2.38	2,930,836	2,846	0.39
Other borrowed funds	229,005	2,887	5.00	346,755	4,343	5.02	190,543	1,148	2.39
Total interest-bearing liabilities	3,737,678	27,051	2.87%	3,726,388	24,383	2.62%	3,121,379	3,994	0.51%
Non-interest-bearing liabilities
Demand deposits	1,078,554			1,138,259			1,429,649
Other liabilities	117,042			105,249			100,651
Total liabilities	4,933,274			4,969,896			4,651,679
Shareholders’ equity	527,059			525,766			445,487
Total liabilities & shareholders’ equity	$5,460,333			$5,495,662			$5,097,166
Net interest income on a fully taxable equivalent basis		28,642			29,674			36,428
Less taxable equivalent adjustment		(249)			(253)			(256)
Net interest income		$28,393			$29,421			$36,172
Net interest spread (5)			1.36%			1.49%			2.77%
Net interest margin (6)			2.18%			2.26%			2.95%
(1)
Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2023 and 2022.
(2)
Nonaccrual loans are included in average amounts outstanding.
(3)
Average balances of securities available for sale calculated utilizing amortized cost.
(4)
Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)
Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of Paycheck Protection Program (“PPP”) loans outstanding during 2023 and 2022, and the weighted average cost of interest-bearing liabilities.
(6)
Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans outstanding during 2023 and 2022.

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest Income/ Expenses(1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,977,097	$142,599	4.79%	$3,421,389	$92,695	3.62%
Tax-exempt	51,807	1,463	3.78	47,241	1,356	3.84
Securities available for sale (3)
Taxable	175,404	2,089	1.59	197,698	1,998	1.35
Securities held to maturity
Taxable	927,667	12,755	1.84	981,692	12,503	1.70
Tax-exempt	92,171	2,147	3.11	101,135	2,383	3.15
Cash and cash equivalents	40,393	624	2.07	73,306	137	0.25
Total interest-earning assets (4)	5,264,539	161,677	4.11%	4,822,461	111,072	3.08%
Non-interest-earning assets	272,826			236,034
Allowance for credit losses	(37,976)			(34,554)
Total assets	$5,499,389			$5,023,941
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$1,066,566	$12,705	1.59%	$736,257	$234	0.04%
Savings accounts	659,518	4,358	0.88	903,333	744	0.11
Money market accounts	1,028,602	21,841	2.84	1,191,414	5,104	0.57
Certificates of deposit	699,489	21,244	4.06	143,648	504	0.47
Total interest-bearing deposits	3,454,175	60,148	2.33%	2,974,652	6,586	0.30%
Other borrowed funds	238,093	8,780	4.93	88,520	1,535	2.32
Total interest-bearing liabilities	3,692,268	68,928	2.50%	3,063,172	8,121	0.35%
Non-interest-bearing liabilities
Demand deposits	1,168,468			1,423,808
Other liabilities	114,376			97,350
Total liabilities	4,975,112			4,584,330
Shareholders’ equity	524,277			439,611
Total liabilities & shareholders’ equity	$5,499,389			$5,023,941
Net interest income on a fully taxable equivalent basis		92,749			102,951
Less taxable equivalent adjustment		(759)			(786)
Net interest income		$91,990			$102,165
Net interest spread (5)			1.61%			2.72%
Net interest margin (6)			2.36%			2.85%
(1)
Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2023 and 2022.
(2)
Nonaccrual loans are included in average amounts outstanding.
(3)
Average balances of securities available for sale calculated utilizing amortized cost.
(4)
Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)
Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of PPP loans outstanding during 2023 and 2022, and the weighted average cost of interest-bearing liabilities.
(6)
Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans outstanding during 2023 and 2022.

GAAP to Non-GAAP Reconciliations (dollars in thousands except per share data)

Statement on Non-GAAP Measures: The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

		Three Months Ended			Nine Months Ended
Operating Net Income / Operating Diluted Earnings Per Share		September 30,	June 30,	September 30,	September 30,	September 30,
		2023	2023	2022	2023	2022
		(dollars in thousands, except share data)

Net Income (a GAAP measure)		$6,544	$7,115	$14,616	$26,075	$41,590
Less: Death benefits on bank owned life insurance ("BOLI") and policy surrender		—	—	—	—	(1,157)
Add: Mergers and contractual termination expenses (1)		2,567	3,491	150	6,482	396
Less: Tax effect of BOLI surrender		—	—	—	—	736
Less: Tax effect of non-operating expenses (2)	`	(56)	(976)	(38)	(1,150)	(101)
Operating Net Income (a non-GAAP measure)		$9,055	$9,630	$14,728	$31,407	$41,464
Less: Dividends and Undistributed Earnings Allocated to Participating Securities (a non-GAAP measure)		(7)	(3)	(74)	(26)	(206)
Operating Net Income Applicable to Common Shareholders (a non-GAAP measure)		$9,048	$9,627	$14,654	$31,381	$41,258
Weighted Average Diluted Shares		7,862,584	7,854,955	7,018,832	7,848,061	7,010,197
Operating Diluted Earnings Per Share (a non-GAAP measure)		$1.15	$1.23	$2.09	$4.00	$5.89
(1)
The Company recorded merger expenses of $2.6 million associated with the Eastern merger for the three and nine months ended September 30, 2023, and $3.6 million of merger expenses for the nine months ended September 30, 2023 associated with the Northmark merger.
(2)
The net tax benefit associated with non-operating items is determined by assessing whether each non-operating item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.

	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
	(dollars in thousands)
Tangible Common Equity:
Shareholders' equity (GAAP)	$526,031	$527,004	$517,552	$446,290
Less: Goodwill and acquisition related intangibles (GAAP)	(71,312)	(71,535)	(71,982)	(54,258)
Tangible Common Equity (a non-GAAP measure)	$454,719	$455,469	$445,570	$392,032
Total assets (GAAP)	$5,452,030	$5,489,622	$5,559,737	$5,143,359
Less: Goodwill and acquisition related intangibles (GAAP)	(71,312)	(71,535)	(71,982)	(54,258)
Tangible assets (a non-GAAP measure)	$5,380,718	$5,418,087	$5,487,755	$5,089,101
Tangible Common Equity Ratio (a non-GAAP measure)	8.45%	8.41%	8.12%	7.70%

Tangible Book Value Per Share:
Tangible Common Equity (a non-GAAP measure)	$454,719	$455,469	$445,570	$392,032
Common shares outstanding	7,846,041	7,845,868	7,796,440	7,007,113
Tangible Book Value Per Share (a non-GAAP measure)	$57.96	$58.05	$57.15	$55.95

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	(dollars in thousands)
Efficiency Ratio: (1)
Noninterest expense	$29,649	$30,345	$26,341	$88,322	$78,513
Net interest and dividend income	$28,647	$29,761	$36,278	$92,656	$102,328
Total noninterest income	10,549	10,029	10,443	31,293	32,946
Total revenue	$39,196	$39,790	$46,721	$123,949	$135,274
Efficiency Ratio	75.64%	76.26%	56.38%	71.26%	58.04%

Operating Efficiency Ratio: (2)
Noninterest expense	$29,649	$30,345	$26,341	$88,322	$78,513
Mergers and contractual termination expenses (Pretax)	(2,567)	(3,491)	(150)	(6,482)	(396)
Operating expense (a non-GAAP measure)	$27,082	$26,854	$26,191	$81,840	$78,117

Total revenue	$39,196	$39,790	$46,721	$123,949	$135,274
Death benefit on bank owned life insurance (“BOLI”) and policy surrender (Pretax)	—	—	—	—	(1,157)
Operating revenue (a non-GAAP measure)	$39,196	$39,790	$46,721	$123,949	$134,117
Operating Efficiency Ratio (a non-GAAP measure)	69.09%	67.49%	56.06%	66.03%	58.25%

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	(dollars in thousands)
Operating Return on Tangible Common Equity: (3)
Operating Net Income (a non-GAAP measure)	$9,055	$9,630	$14,728	$31,407	$41,464
Average common equity	$527,059	$525,766	$445,487	$524,277	$439,611
Average goodwill and merger related intangibles	(71,432)	(71,646)	(54,304)	(71,650)	(54,394)
Average tangible common equity (a non-GAAP measure)	$455,627	$454,120	$391,183	$452,627	$385,217
Operating Return on Tangible Common Equity (a non-GAAP measure)	7.88%	8.51%	14.94%	9.28%	14.39%

Operating Return on Average Assets: (4)
Operating Net Income (a non-GAAP measure)	$9,055	$9,630	$14,728	$31,407	$41,464
Average assets	$5,460,333	$5,495,662	$5,097,166	$5,499,389	$5,023,941
Operating Return on Average Assets (a non-GAAP measure)	0.66%	0.70%	1.15%	0.76%	1.10%

(1)
The efficiency ratio represents noninterest expense as a percentage of the sum of net interest and dividend income and noninterest income.
(2)
Operating efficiency ratio represents operating expense as a percentage of total revenue.
(3)
Operating return on tangible common equity represents operating net income as a percentage of average tangible common equity.
(4)
Operating return on average assets represents operating net income as a percentage of average assets.